UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MULLEN AUTOMOTIVE INC.

(Name of registrant as specified in its charter)

N/A

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

MULLEN AUTOMOTIVE INC.

1405 Pioneer Street

Brea, California 92821

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on July 9, 2024

9:30 A.M. (Pacific Time)

To Our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of MULLEN AUTOMOTIVE INC. (“Mullen,” “we,” “our,” “us,” or the “Company”), a Delaware corporation, to be held on July 9, 2024 at 9:30 a.m. Pacific Time, in a virtual meeting format. You will be able to attend the meeting and vote online during the Special Meeting by accessing www.virtualshareholdermeeting.com/MULN2024SM and follow the instructions provided to you with these proxy materials.

The Special Meeting of stockholders is being held for the following purposes:

(1)	Proposal 1 — To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the Securities Purchase Agreement, in excess of the 19.99% share cap contained therein;

(2)	Proposal 2 — To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance and sale of shares of common stock pursuant to a Common Stock Purchase Agreement with an equity line investor in excess of the 19.99% share cap contained therein; and

(3)	Proposal 3 — To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum.

The Board of Directors has fixed the close of business on June 3, 2024 as the record date for the Special Meeting and only holders of shares of record at that time will be entitled to vote and participate at the Special Meeting and any postponements, adjournments or continuations thereof. A list of stockholders will be available at our offices at 1405 Pioneer Street, Brea, CA 92821 for a period of at least 10 days prior to the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to Be Held on July 9, 2024: The Special Meeting Proxy Statement is available at www.proxyvote.com

You are cordially invited to attend the Special Meeting. However, if you do not expect to attend or if you plan to attend but desire the proxy holders to vote your shares, please promptly date and sign your proxy card and return it in the enclosed postage paid envelope or you may also instruct the voting of your shares over the Internet or by telephone by following the instructions on your proxy card. Voting by written proxy, over the Internet, or by telephone will not affect your right to vote in person in the event you find it convenient to attend.

By order of the Board of Directors

/s/ David Michery
David Michery
Chief Executive Officer

Date: June 10, 2024

MULLEN AUTOMOTIVE INC.

1405 PIONEER STREET

BREA, CALIFORNIA 92821

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

July 9, 2024 AT 9:30 A.M. (PACIFIC TIME)

Date, Time and Place of the Special Meeting

This proxy statement is being furnished by Mullen Automotive Inc., a Delaware corporation (the “Company,” “Mullen” or “We”), in connection with the special meeting (the “Special Meeting”) of stockholders to be held on July 9, 2024, at 9:30 a.m. (Pacific Time) in a virtual meeting format at www.virtualshareholdermeeting.com/MULN2024SM.

We anticipate that this proxy statement, the Notice of Special Meeting of Stockholders and form of proxy card will be mailed to our stockholders commencing on or about June 10, 2024.

Purpose of the Special Meeting

The purpose of the Special Meeting is to seek stockholder approval of the following proposals:

(1)	Proposal 1 — To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the Securities Purchase Agreement, in excess of the 19.99% share cap contained therein;

(2)	Proposal 2 — To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance and sale of shares of common stock pursuant to a Common Stock Purchase Agreement with an equity line investor in excess of the 19.99% share cap contained therein; and

(3)	Proposal 3 — To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum.

Internet Availability of Proxy Materials

We are providing our proxy materials using the full set delivery option pursuant to Rule 14a-16(n) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition to delivery of proxy materials to stockholders, the Company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website. Our proxy materials are also available at www.proxyvote.com.

Solicitation of Proxies

Our board of directors (“Board”) is soliciting the enclosed proxy. We will bear the cost of this solicitation of proxies. Solicitations will be made by mail. In addition to solicitation by mail, our directors, officers and employees may solicit proxies on behalf of the Company, without additional compensation, by telephone, facsimile, mail, on the Internet or in person. We may reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our stock.

Voting Requirements & Procedures

Your vote is important. If you hold your shares as a record holder, your shares can be voted at the Special Meeting only if you are present in person at the Special Meeting or your shares are represented by proxy. Even if you plan to attend the Special Meeting, we urge you to vote by proxy in advance. You may vote your shares by using one of the following methods in advance of the Special Meeting:

(1)	you may vote by mail by marking your proxy card, and then date, sign and return it in the postage- paid envelope provided; or

(2)	you may vote electronically by accessing the website located at www.proxyvote.com and following the on-screen instructions; or

(3)	you may vote by using a telephone at 1 (800) 690-6903 and following the voting instructions.

Please have your proxy card in hand when going online. If you instruct the voting of your shares electronically or by telephone, you do not need to return your proxy card.

If you hold your shares beneficially in “street name” through a nominee (such as a bank or stock broker), then the proxy materials are being forwarded to you by the nominee and you may be able to vote by the Internet as well as by mail based on the instructions you receive from your nominee. You should follow the instructions you receive from your nominee to vote these shares in accordance with the voting instructions you receive from your nominee. If you are a stockholder who owns shares through a broker and you intend to vote or ask questions at the Special Meeting, you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the Special Meeting.

Record Date; Voting

Only holders of record of our common stock, par value $0.001 per share (“Common Stock”), Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), Series C Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), and Series E Preferred Stock, par value $0.001 per share (“Series E Preferred Stock,” collectively, the “Preferred Stock”), at the close of business on June 3, 2024 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Stockholders may not cumulate their votes. As of the Record Date, the following shares were issued and outstanding with the number of votes indicated:

As of the Record Date, the following shares were issued and outstanding with the number of votes indicated:

Class	Number of Shares	Votes/Share	Number of Votes
Common Stock	15,583,380	One/share	15,583,380
Series A Preferred Stock	648	1,000/share	648,000
Series B Preferred Stock	0	One/share voting on an as- converted basis	0
Series C Preferred Stock	458	One/share voting on an as- converted basis	1
Series E Preferred Stock	76,923	10/share voting on an as- converted basis	769,230

Common Stock. Holders of our Common Stock are entitled to one vote for each share of Common Stock held of record at the close of business on the Record Date.

Series A Preferred Stock. Holders of our Series A Preferred Stock are entitled to one thousand (1,000) votes for each share of Series A Preferred Stock held of record on the Record Date.

Series B Preferred Stock and C Preferred Stock. Holders of our Series B Preferred Stock and Series C Preferred Stock are entitled to one vote for each share of Common Stock into which one share of Series B Preferred Stock and/or Series C Preferred Stock, as applicable, may be converted on the Record Date, and each holder thereof is entitled to vote with the Common Stock on such as-converted-to-common-stock basis. There are no shares of Series B Preferred Stock outstanding as of the Record Date.

Series D Preferred Stock. Holders of our Series D Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), have no voting rights except a majority of the outstanding Series D Preferred Stock, voting separately, is required for approval of the authorization or issuance of an equity security having a preference over the Series D Preferred Stock, amendment of the Company’s Certificate of Incorporation or bylaws that adversely affect the rights of the Series D Preferred Stock, merger or consolidation of the Company, or dissolution, liquidation or bankruptcy, as set forth in Section 8 of the Certificate of Designation for Series D Preferred Stock. To the extent the holder of a share of Series D Preferred Stock is entitled to vote on a matter pursuant to Section 8, then the holder of each share of Series D Preferred Stock has the right to one vote for each share.

Series E Preferred Stock. Holders of our Series E Preferred Stock are entitled to vote with the Common Stock on an as-converted-to-Common Stock basis and each share of Series E Preferred Stock held of record on the Record Date is convertible into ten (10) shares of Common Stock.

Quorum

Pursuant to our bylaws, the presence, in person or by proxy, of holders of at least 33 1/3% of our outstanding capital stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. If a quorum is not present at the Special Meeting, we expect that the meeting will be adjourned to solicit additional proxies. If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the Special Meeting.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation, and not revoked, will be voted at the Special Meeting in accordance with the directions given. If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as follows:

(1)	FOR approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the Securities Purchase Agreement, in excess of the 19.99% share cap contained therein;

(2)	FOR approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the potential issuance and sale of shares of common stock pursuant to a Common Stock Purchase Agreement with an equity line investor, in excess of the 19.99% share cap contained therein; and

(3)	FOR approval of the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum.

Representatives of Broadridge Financial Solutions will assist us in the tabulation of the votes.

Abstentions and Broker Non-Votes

An abstention is (i) the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote, or (ii) selecting, or authoring a proxy holder to select, “abstain” with respect to a proposal on a ballot submitted at the Special Meeting. A broker “non-vote” occurs when a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. Brokers that hold shares of common stock in “street name” for customers that are the beneficial owners of those shares may generally vote on routine matters. However, brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member.

Refer to each proposal for a discussion of the effect of abstentions and broker non-votes.

Revocability of Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of Mullen Automotive Inc. in writing of such revocation, by duly executing and delivering another proxy bearing a later date (including an Internet or telephone vote), or by attending the Special Meeting and voting in person.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest, except to the extent of their ownership of shares of our Common Stock or securities exercisable or convertible into share of Common Stock, in any of the matters to be acted upon at the Special Meeting.

Householding

“Householding” is a program, approved by the Securities and Exchange Commission (the “SEC”), which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Adjournment of Special Meeting

If a quorum is not present or represented, our bylaws permit the stockholders present in person or represented by proxy to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. We may also adjourn to another time or place (whether or not a quorum is present). Notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the Special Meeting at which the adjournment is taken or are displayed, during the time scheduled for the Special Meeting, on the Special Meeting website (that is, the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication). At the adjourned meeting, the Company may transact any business which might have been transacted at the Special Meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

PROPOSAL 1

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO SENIOR SECURED CONVERTIBLE NOTES AND RELATED WARRANTS, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION PRICE OF THE NOTES AND EXERCISE PRICE OF THE WARRANTS, PURCHASED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, IN EXCESS OF THE 19.99% SHARE CAP CONTAINED THEREIN

The information set forth in this Proposal 1 is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, dated May 14, 2024, (the “Securities Purchase Agreement”), and the forms of Note and Warrant attached as Exhibits 10.3, 10.3(a), and 10.3(b), respectively, to our Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2024. Stockholders are urged to carefully read these documents.

General

On May 14, 2024, the Company entered into the Securities Purchase Agreement with certain investors, pursuant to which upon the terms and subject to the conditions contained therein, the investors agreed to purchase an aggregate principal amount of $52.6 million of 5% Original Issue Discount Senior Secured Notes convertible into shares of Common Stock (the “Notes”) and five-year warrants exercisable for shares of Common Stock (the “Warrants”). Upon execution of the Securities Purchase Agreement, the investors purchased an initial aggregate principal amount of $13.2 million, or $12.5 million including the 5% original issue discount, of Notes and also received Warrants, and are obligated to purchase an additional principal amount of $39.5 million, or $37.5 million including the 5% original issue discount, of Notes and related Warrants if (i) the Company has sufficient authorized shares of Common Stock available to cover 250% of the shares of Common Stock underlying the conversion of the Notes and exercise of the Warrants, (ii) the Common Stock has average daily trading volume of $3 million in the previous 10 trading days, (iii) a registration statement covering the shares of Common Stock underlying the conversion of the Notes and exercise of the Warrants has been declared effective, (iv) the Company has obtained stockholder approval of the issuance of the Notes and Warrants in compliance with Nasdaq Listing Rule 5635(d), and (v) the Company is in compliance with the continued listing standards of The Nasdaq Capital Market (the “Funding Conditions”). Each investor may terminate its obligation to purchase additional amounts under the Securities Purchase Agreement if the Funding Conditions, as well as other closing conditions, have not occurred for a period of three months or longer.

For a period until the later of (i) the date a registration statement registering the shares issuable upon conversion of the Notes and exercise of the Warrants is declared effective or (ii) the date the Company has obtained stockholder approval for the transaction, the investors have the right, but not the obligation, to purchase an additional $52.6 million of 5% Original Issue Discount Senior Secured Convertible Notes and related Warrants on the same terms and conditions as provided in the Securities Purchase Agreement.

During the period commencing on the execution date and ending on the date immediately following the 90th day after the latest of: (i) the execution date (ii) the date on which a registration statement (or registration statements) registering for resale all registrable securities has been declared effective by the SEC and (iii) the date on which stockholder approval of the Exchange Cap (as defined below) is obtained, the Company agreed, with certain exceptions, not to directly or indirectly issue, offer, sell, or otherwise dispose of (or make any announcement) any equity security or any equity-linked or related security, any convertible securities, debt (with or related to equity), any preferred stock or any purchase rights. The Company also agreed not to enter into any fundamental, transaction, such as a merger, sale of more than 50% of the outstanding voting shares, sale of substantially all assets, or business combination, unless the successor entity assumes all of the obligations of the Company under the Notes and Warrants and the other transaction documents.

The Notes and Warrants are not convertible by a holder to the extent that (i) the holder or any of its affiliates would beneficially own in excess of 9.9% of the Common Stock or (ii) the aggregate number of shares of Common Stock issued in connection with the conversion of all Notes and Warrants, at any time exceeds 19.99% of the total number of shares of Common Stock outstanding or of the voting power of the Common Stock outstanding as of the date of execution of the Securities Purchase Agreement, unless the Company obtains stockholder approval in compliance with Nasdaq Listing Rule 5635(d) (the “Exchange Cap”).

Such Notes and Warrants have been issued, and upon conversion or exercise, as applicable, the shares of Common Stock will be issued, pursuant to an exemption from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Description of the Notes

The Notes accrue interest at a rate of 15% per annum, have an original issue discount of 5% and mature four months from the date of issuance. As security for payment of the amounts due and payable under the Notes, the Company granted a continuing security interest in all of its right, title and interest in, its assets, whether owned, existing, acquired or arising and wherever located.

The outstanding principal and accrued but unpaid interest on the Notes may be converted by the holder into shares of Common Stock (the “Note Shares”) at the lower of (i) $5.49, (ii) 95% of the closing sale price of the Common Stock on the date that the Company’s registration statement on Form S-1 is declared effective, or (iii) 95% of the lowest daily volume weighted average price in the five (5) trading days prior to such conversion date, provided, that the conversion price will not be less than $1.16 per share.

Upon any event of default, the interest rate automatically increases to 20% per annum. An event of default includes the following:

●	failure to obtain stockholder approval by within 45 calendar days after the closing date for the initial closing;

●	failure to maintain sufficient reserves of authorized and unissued Common Stock to redeem 250% of the maximum number of shares issuable upon conversion of all the Notes then outstanding;

●	failure to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program;

●	failure to timely deliver the shares upon conversion of the Note for a period of five business days;

●	failure to pay to the holder any amount due under the Note or any other related transaction document;

●	failure to remove within five business days any restrictive legend from issued upon conversion or exercise of any securities acquired by the holder under the Securities Purchase Agreement;

●	the occurrence of any default under or acceleration prior to maturity of any indebtedness (with certain exclusions) in an aggregate amount in excess of $300,000, subject to any cure or grace period provided, or a payment default under any such indebtedness, if such default remains uncured for a period of 10 consecutive trading days;

●	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings instituted by or against the Company, which have not been dismissed within 30 days;

●	the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law;

●	the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of 30 consecutive days;

●	a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any person pursuant to any litigation, with respect to the payment of cash, securities and/or other assets with an aggregate fair value in excess of $300,000 are rendered against, agreed to or otherwise accepted by, the Company and which judgments are not, within 30 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; provided, that any judgment which is covered by insurance or an indemnity from a credit worthy party will not be included in calculating the $300,000 amount;

●	the Company breaches any representation or warranty when made, or any covenant or other term or condition of the Note or any other related transaction document, and, only, in the case of a breach of a covenant or other term or condition that is curable, if such breach remains uncured for a period of 10 consecutive trading days after the delivery by holder of written notice thereof;

●	any provision of the Note or any other related transaction document cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company denies in writing that it has any liability or obligation purported to be created under any transaction document; and

●	failure to file annual or quarterly reports within the required periods.

Description of the Warrants

In connection with the issuance of the Notes, the holder also received 5-year warrants exercisable for 200% of the shares of Common Stock underlying such Notes at an exercise price equal to 105% of closing sale price of the Common Stock on execution date, subject to further adjustment (the “Warrant Shares”).

The Warrants provide for cashless exercise pursuant to which the holder will receive upon exercise a “net number” of shares of Common Stock determined according to the following formula:

Net Number = (A x B) / C

For purposes of the foregoing formula:

A= The total number of shares with respect to which the Warrant is then being exercised.

B= The Black Scholes Value (as described below).

C= The lower of the two Closing Bid Prices of the Common Stock in the two days prior the time of such exercise (as such Closing Bid Price is defined therein), but in any event not less than $0.01.

For purposes of the cashless exercise, “Black Scholes Value” means the Black Scholes value of an option for one share of Common Stock at the date of the applicable cashless exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Exercise Price, as adjusted, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135%, and (v) a deemed remaining term of the Warrant of 5 years (regardless of the actual remaining term of the Warrant).

The Company will have the option to require the holders to exercise the Warrants for cash, if, at any time, the following conditions are met: (i) the registration statement covering the securities has been declared effective is effective and available for the resale of the securities and no stop-order has been issued nor has the SEC suspended or withdrawn the effectiveness of the registration statement; (ii) the Company is not in violation of any of the rules, regulations or requirements of, and has no knowledge of any facts or circumstances that could reasonably lead to suspension in the foreseeable future on, the principal market; and (iii) the VWAP for each trading day during the 10 trading day period immediately preceding the date on which the Company elects to exercise this option is 250% above the exercise price.

Conversion of the Notes; Exercise of the Warrants

The Company must reserve out of authorized and unissued shares a number of shares of Common Stock equal to 250% of the maximum number of shares of Common Stock that are issuable upon conversion of the Notes and exercise of the Warrants. If the Company fails to timely deliver shares upon conversion of Notes or exercise of Warrants, the Company will be required to either (A) pay the holder in cash for each trading day on which shares are not delivered 5% of the product of the number of shares not so issued multiplied by the closing sale price of the Common Stock on the trading day immediately preceding the required delivery date, or (B) if the holder purchases shares of Common Stock in anticipation of delivery of shares upon conversion of the Note or exercise of the Warrant, as applicable, cash in an amount equal to holder’s total purchase price of such shares.

The exercise price and number of shares issuable upon conversion of the Notes or exercise of the Warrants, as applicable, will further be adjusted upon the occurrence of certain events and holders will be allowed to participate in certain issuances and distributions (subject to certain limitations and restrictions), including certain stock dividends and splits, dilutive issuances of additional common stock, and dilutive issuances of, or changes in option price or rate of conversion of, options or convertible securities, as well as the issuance of purchase rights or distributions of assets.

If, during restricted period, the Company effects a subsequent financing, including the issuance of options and convertible securities, any Common Stock, issued or sold or deemed to have been issued or sold for a consideration per share less than a price equal to the current conversion price of the Notes or exercise price of the Warrants (a “Dilutive Issuance”), then immediately after such issuance, the conversion price or exercise price, as applicable, will be reduced (and in no event increased) to the price per share as determined in accordance with the following formula:

EP2 = EP1 x (A + B) / (A + C)

For purposes of the foregoing formula:

A= The total number of Note/Warrant Shares with respect to which the Note may be converted or the Warrant may be exercised.

B= The total number of shares of Common Stock that would be issued or issuable under the Dilutive Issuance if issued at a per share equal to EP1.

C= The total number of shares of Common Stock actually issued or issuable under the Dilutive Issuance.

EP1= The Conversion Price or Exercise Price, as applicable, in effect immediately prior to a Dilutive Issuance.

EP2= The Conversion Price or Exercise Price, as applicable, immediately after such Dilutive Issuance; provided, however, that such price shall in no event be less than $0.40 per share of Common Stock for the Note Conversion Price/$0.01 per share of Common Stock for the Warrant Exercise Price.

“Restricted period” means the period commencing on the purchase date and ending on the earlier of (i) the date immediately following the 90th day after a registration statement registering for the securities has been declared effective by the SEC and (ii) the 90th day after the securities purchased are saleable under Rule 144 without the requirement for current public information and without volume or manner of sale limitations.

The Notes and Warrants provide for certain purchase rights whereby if the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock, then the holder will be entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant.

Reasons for Requesting Stockholder Approval

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

The potential issuance of the shares of Common Stock underlying the Notes and Warrants, does not constitute a public offering under the Nasdaq Listing Rules.

The Board has determined that the sale of the Notes and Warrants pursuant to the Securities Purchase Agreement and the issuance of shares of Common Stock pursuant to the Notes and Warrants, is in the best interests of the Company and its stockholders because of the Company’s need to obtain additional financing.

The issuance of the Notes and Warrants pursuant to the Securities Purchase Agreement, will not affect the rights of the holders of outstanding shares of Common Stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

As described above, the Notes and Warrants contain anti-dilution provisions that may materially increase the number of shares of Common Stock that are issued by the Company in connection with the conversion of the Notes and exercise of the Warrants. No assurance can be given that any shares of Common Stock will be issued upon conversion of the Notes and exercise of the Warrants, or that additional shares of Common Stock will not be issued in the event that the number of shares of Common Stock issuable upon the conversion of the Notes and exercise of the Warrants does not increase pursuant to the terms of such Notes and Warrants.

Unlike Nasdaq Rule 5635, which limits the aggregate number of shares of Common Stock the Company may issue to the investors, the Notes and Warrants provide a beneficial ownership limitation (as described above) that limits the number of shares each investor may beneficially own at any one time. Consequently, the number of shares of Common Stock an investor may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of Common Stock increases over time. In addition, the investors may sell some or all of the shares they receive upon conversion of the Notes and exercise of the Warrants, permitting them to acquire additional shares in compliance with the beneficial ownership limitation.

Possible Effects of Disapproval of this Proposal

Our Board is seeking the approval of our stockholders to authorize our issuance of Notes and Warrants pursuant to the Securities Purchase Agreement, as described above, and shares pursuant to the Notes and Warrants. Unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company will be prohibited from issuing additional Common Stock pursuant to conversion of the Notes and exercise of the Warrants, if the issuance of such shares of Common Stock would exceed 19.99% of the Company’s outstanding shares of Common Stock or otherwise exceed the aggregate number of shares of Common Stock which the Company may issue without breaching our obligations under the rules and regulations of Nasdaq.

If this Proposal 1 is not approved by our stockholders, we will not be able to issue and sell these securities pursuant to the Securities Purchase Agreement, thereby preventing us from raising additional funds. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If we were unsuccessful in raising additional capital, we would be required to curtail our plans to expand our manufacturing and sales capabilities and instead reduce operating expenses, dispose of assets, as well as seek extended terms on our obligations, the effect of which would adversely impact future operating results.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of this Proposal 1 requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company’s Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock (each respectively voting on an as-converted to Common Stock basis), present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal.

Proposal 1 is a non-routine matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal 1 in order for them to vote your shares so that your vote can be counted. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the result of the vote, although broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO SENIOR SECURED CONVERTIBLE NOTES AND RELATED WARRANTS, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION PRICE OF THE NOTES AND EXERCISE PRICE OF THE WARRANTS, PURCHASED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, IN EXCESS OF THE 19.99% SHARE CAP CONTAINED THEREIN

PROPOSAL 2

TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d),
THE POTENTIAL ISSUANCE AND SALE OF SHARES OF COMMON STOCK PURSUANT TO

A COMMON STOCK PURCHASE AGREEMENT WITH AN EQUITY LINE

INVESTOR , IN EXCESS OF THE 19.99% SHARE CAP CONTAINED THEREIN

Overview

On May 21, 2024, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) with an equity line investor (the “Investor”) pursuant to which the Investor has agreed to purchase from the Company, at the Company’s direction from time to time, in its sole discretion, from and after the effective date of the Registration Statement (as defined below) and until the earlier of (i) the 36-month anniversary of the Commencement Date (as defined below) or (ii) the termination of the Purchase Agreement in accordance with the terms thereof, shares of the Company’s Common Stock, having a total maximum aggregate purchase price of $150,000,000 (the “Purchase Shares”), upon the terms and subject to the conditions and limitations set forth therein.

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the SEC covering the resale of the shares of the Company’s Common Stock issued to the Investor pursuant to the Purchase Agreement (the “Initial Registration Statement”) by the 10th business day following execution of the Purchase Agreement.

As consideration for its commitment to purchase the Company’s Common Stock under the Purchase Agreement, the Company agreed to issue shares of Common Stock equal to $6,000,000 divided by the lower of (i) the VWAP on the effective date of the Initial Registration Statement and (ii) the closing price of the Common Stock on the effective date of the Initial Registration Statement (the “Commitment Shares”) to the Investor. Half of the Commitment Shares will be issued upon the effective date of the Initial Registration Statement and the remaining amount will be delivered upon stockholder approval of the issuance of shares in excess of the Exchange Cap (as defined below); provided that all Commitment Shares will be issued by the date that is six months from the date of the Purchase Agreement.

After the Commencement Date (as defined below), on any business day selected by the Company, the Company may, from time to time and at its sole discretion, direct the Investor to purchase such number of shares of Common Stock that does not exceed 20% of the trading volume on the Nasdaq Stock Market (“Nasdaq”) on the applicable purchase date at a purchase price per share equal to 94% of the lower of: (i) the lowest daily VWAP of any trading day during the 15 trading days prior to, and including, the purchase date; and (ii) the closing price of the Common Stock on the applicable purchase date. The Company will control the timing and amount of any sales of its Common Stock to the Investor, and the Investor has no right to require the Company to sell any shares to it under the Purchase Agreement. Actual sales of shares of Common Stock to the Investor under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of its Common Stock and determinations by the Company as to available and appropriate sources of funding for the Company and its operations. The Investor may not assign or transfer its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits the Company from directing the Investor to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the Investor and its affiliates beneficially owning more than 9.99% of the then total outstanding shares of the Company’s Common Stock.

The Company has agreed not to issue or sell to the Investor under the Purchase Agreement any shares of its Common Stock, including the Commitment Shares, in excess of 2,391,073 shares, which is equal to 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains (in its sole discretion) stockholder approval to issue shares in excess of the Exchange Cap, in accordance with the applicable rules of Nasdaq.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied (the “Commencement Date”), including effectiveness of the Initial Registration Statement.

The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty. From and after the date of the Purchase Agreement until its termination, the Company agreed to not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof), involving a Variable Rate Transaction (as defined in the Purchase Agreement), other than in connection with an exempt issuance as described in the Purchase Agreement. The Investor has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s Common Stock. The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to the Investor. The Company expects that any proceeds received by it from such sales to the Investor will be used for working capital and general corporate purposes at the Company’s discretion.

The terms of the Purchase Agreement and the Registration Rights Agreement are complex and only briefly summarized above. For further information, please refer to our Current Report on Form 8-K filed on May 24, 2024 and the transaction documents filed as exhibits to such report. The discussion herein is qualified in its entirety by reference to our Current Report on Form 8-K and the Exhibits 10.1 and 10.2 filed therewith.

Why We Need Stockholder Approval

Nasdaq Listing Rule 5635(d) requires stockholder approval for certain transactions, other than public offerings, involving the issuance of 20% or more of the total pre-transaction shares outstanding at less than the applicable Minimum Price (the “Minimal Price” as defined in Listing Rule 5635(d)(1)(A)).

Pursuant to the terms of the Purchase Agreement, the aggregate number of shares that the Company is permitted to sell to the Investor may in no case may exceed 19.99% of the Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement, or 2,391,073 shares (including the Commitment Shares) unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap. In any event, the Purchase Agreement specifically provides that the Company may not issue or sell any shares of our Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

In order to fully utilize the $150 million available to us under the Purchase Agreement, we may need to issue shares of Common Stock in an amount that is in excess of the Exchange Cap. Accordingly, in order to be able to sell to the Investor the full amount under the Purchase Agreement, we are seeking stockholder approval to issue 20% or more of our shares issued and outstanding immediately prior to the execution of the Purchase Agreement

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of this Proposal 2 requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company’s Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock (each respectively voting on an as-converted to Common Stock basis), present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal.

Proposal 2 is a non-routine matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal 2 in order for them to vote your shares so that your vote can be counted. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the result of the vote, although broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), OF THE POTENTIAL ISSUANCE AND SALE OF SHARES OF COMMON STOCK PURSUANT TO A COMMON STOCK PURCHASE AGREEMENT WITH AN EQUITY LINE INVESTOR , IN EXCESS OF THE 19.99% SHARE CAP CONTAINED THEREIN.

PROPOSAL 3

ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow us to adjourn the Special Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposal, or establish a quorum for the Special Meeting.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the aforementioned proposals or establish a quorum.

Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

Vote Required

The affirmative vote of the majority of the voting power of the outstanding shares of the Company’s Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock (each respectively voting on an as-converted to Common Stock basis), present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class, is required to approve the adjournment of the Special Meeting as described in this proposal. Abstentions will have the same effect as votes “against” this proposal and broker non-votes will not have an effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information regarding the beneficial ownership of our Common Stock by (i) each person who is known to us to beneficially own more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.

Each stockholder’s percentage of ownership in the following table is based upon, as applicable, the following shares outstanding as of the Record Date:

Class	Number of Shares	As Converted to Common Stock	Votes/Share	Number of Votes
Common Stock	15,583,380	N/A	One/share	15,583,380
Series A Preferred Stock	648	3	1,000/share	648,000
Series B Preferred Stock	0	0	One/share voting on an as- converted basis	0
Series C Preferred Stock	458	1	One/share voting on an as- converted basis	1
Series D Preferred Stock	363,097	17	One/share, only protective voting	363,097
Series E Preferred Stock	76,923	769,230	10/share voting on an as- converted basis	769,230

Following the 1:25 reverse stock split that was effected on May 4, 2023, the 1:9 reverse stock split that was effected on August 11, 2023, and the 1:100 reverse stock split that was effected on December 21, 2023, and each fractional share resulting from such reverse stock split held by a stockholder rounded up to the next whole share, each share of Series A Preferred Stock is entitled to 1,000 votes per share and converts into 0.0046 shares of Common Stock. Each share of Series C Preferred Stock is entitled to one vote for each share of Common Stock into which such share of Series C Preferred Stock can then be converted. Each share of Series D Preferred Stock is entitled to one vote for each share. Holders of the Series D Preferred Stock have no voting rights except a majority of the outstanding Series D Preferred Stock, voting separately, is required for approval of the authorization or issuance of an equity security having a preference over the Series D Preferred Stock, amendment of the Company’s Certificate of Incorporation or bylaws that adversely affect the rights of the Series D Preferred Stock, merger or consolidation of the Company, or dissolution, liquidation or bankruptcy, as set forth in Section 8 of the Certificate of Designation for Series D Preferred Stock. Each share of Series E Preferred Stock currently converts into 10 shares of Common Stock and is entitled to 10 votes per share.

Under the terms of the Notes and Warrants, a holder may not convert or exercise, as applicable, the Notes or Warrants into Common Stock to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99%, as applicable, of our then outstanding Common Stock following such conversion or exercise, excluding for purposes of such determination Common Stock issuable upon conversion of other convertible securities which have not been converted or exercised (the “Ownership Limitation”). The number of shares in the table does not reflect the Ownership Limitation.

To our knowledge, except as otherwise noted below and subject to applicable community property laws, each person or entity named in the following table has the sole voting and investment power with respect to all shares that he, she or it beneficially owns. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Mullen Automotive Inc. 1405 Pioneer Street, Brea, CA 92821.

	Common Stock(1)		Total Voting Power(2)
Name of Beneficial Owners	Shares	%	%
Named Executive Officers and Directors
David Michery	109,897	*	*
Jonathan New	1	*	*
Calin Popa	14	*	*
Mary Winter	13,894	*	*
Jonathan K. Andersen	16,214	*	*
Mark Betor	13,912	*	*
William Miltner	13,335	*	*
Ignacio Novoa	13,923	*	*
Kent Puckett	16,667	*	*
Directors and Executive Officers as a Group (9 Persons)	197,857	1.3%	1.2%
5% Beneficial Owners:
Esousa Holdings LLC(3)	4,948,099	9.9%	4.9%
JADR Capital 2 Pty Ltd(4)	1,789,159	9.9%	3.0%
Acuitas Capital LLC (5)	824,262	5.0%	4.9%

*	Less than 1%.

(1)	In computing the number of shares of Common Stock beneficially owned by a person and the percentage of beneficial ownership of that person, shares of Common Stock underlying notes, options, warrants or shares of Preferred Stock held by that person that are convertible or exercisable, as the case may be, within 60 days of the Record Date are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Percentage total voting power represents voting power with respect to all outstanding shares of Common Stock, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred. See “Record Date; Voting” for a summary of voting rights for each series of preferred stock. Percentage total voting power excludes (i) the shares of Common Stock issuable upon exercise of warrants and (ii) the shares of Common Stock issuable upon conversion of outstanding notes .
(3)	The amount beneficially owned consists of (i) 824,261 shares of Common Stock, (ii) 660,123 shares of Common Stock issuable upon conversion of Notes calculated as of May 14, 2024 pursuant to the terms thereof, (iii) 3,463,714 shares of Common Stock issuable upon exercise of Warrants calculated as of May 14, 2024 pursuant to the terms thereof, and (iv) 1 share of Common Stock issuable upon conversion of 458 shares of Series C Preferred Stock held by Esousa Holdings, LLC, which may be deemed to be beneficially owned by Michael Wachs, who serves as the managing member for Esousa Holdings, LLC. The address for Esousa Holdings, LLC and Michael Wachs is 211 E 43rd St, 4th Fl, New York, NY 10017.
(4)	The amount beneficially owned consists of (i) 511,028 shares of Common Stock, (ii) 204,409 shares of Common Stock issuable upon conversion of Notes calculated as of May 14, 2024 pursuant to the terms thereof, and (iii) 1,073,722 shares of Common Stock issuable upon exercise of the Warrants calculated as of May 14, 2024 pursuant to the terms thereof, which may be deemed to be beneficially owned by Justin Davis-Rice, who serves as the Director of JADR Capital 2 Pty Ltd. The address for JADR Capital 2 Pty Ltd. is Suite 61.06, 25 Martin Place, Sydney NSW 2000 Australia.
(5)	The amount beneficially owned consists of 824,262 shares of Common Stock. All shares may be deemed to be beneficially owned by Terren Peizer, who serves as the Chief Executive Officer of Acuitas Capital LLC. The address for Acuitas Capital, LLC is 200 Dorado Beach Drive #3831, Dorado, Puerto Rico 00646.

STOCKHOLDER PROPOSALS

Proposals to Be Included in Proxy Statement

If a stockholder would like us to consider including a proposal in our proxy statement and form of proxy relating to our 2025 annual meeting of stockholders pursuant Rule 14a-8 under the Exchange Act, a written copy of the proposal must be delivered no later than September 21, 2024 (the date that is 120 calendar days before the one year anniversary of the date of the proxy statement released to stockholders for this year’s annual meeting of stockholders). If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under Exchange Act, in order to be included in our proxy materials.

Proposals to Be Submitted for Annual Meeting

Stockholders who wish to submit a proposal for consideration at our 2025 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our bylaws, must have given timely notice thereof in writing to the secretary of the Company. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days (December 1, 2024) nor more than 120 days (November 1, 2024) prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, then notice must be received by the Company not more than the 120th day prior to the date of the meeting and not later than (i) the 90th day prior to the date of the meeting or, (ii) if later, the 10th day following the day on which public announcement of the date of the meeting was made. Public announcement means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

The proposal must comply with the notice procedures and information requirements set forth in our bylaws, and the stockholder making the proposal must be a stockholder of record at the time of giving the notice and is entitled to vote at the meeting. Any stockholder proposal that is not submitted pursuant to the procedures set forth in our bylaws will not be eligible for presentation or consideration at the next annual meeting.

Universal Proxy

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 31, 2024.

Mailing Instructions

In each case, proposals should be delivered to 1405 Pioneer Street, Brea, California 92821, Attention: Secretary. To avoid controversy and establish timely receipt by us, it is suggested that stockholders send their proposals by certified mail return receipt requested.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.

This Proxy Statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this Proxy Statement. Information and statements contained in this Proxy Statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

You may obtain additional copies of this Proxy Statement, at no cost, and you may ask any questions you may have about any proposal by contacting us at the following address or telephone number:

Mullen Automotive Inc.

Attn: Stockholder Relations 1405 Pioneer Street,

Brea, California 92821

Tel: (714) 613-1900

In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than July 2, 2024.

STOCKHOLDER COMMUNICATION WITH OUR BOARD OF DIRECTORS

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o Stockholder Relations, Mullen Automotive Inc., 1405 Pioneer Street, Brea, California 92821, or by telephone at (714) 613-1900 specifying whether the communication is directed to the entire Board or to a particular director. Your letter should indicate that you are a Mullen Automotive Inc. stockholder. Letters from stockholders are screened, which includes filtering out improper or irrelevant topics, and depending on subject matter, will be forwarded to (i) the director(s) to whom addressed or appropriate management personnel, or (ii) not forwarded.

OTHER BUSINESS

As of the date of this proxy statement, the Board does not intend to present at the Special Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

By order of the Board of Directors

/s/ David Michery
David Michery
Chief Executive Officer

Dated: June 10, 2024

Brea, California

MULLEN AUTOMOTIVE INC.
1405 PIONEER ST.
BREA, CA 92821

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on July 8, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MULN2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on July 8, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53049-S90610

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MULLEN AUTOMOTIVE INC.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V53050-S90610

MULLEN AUTOMOTIVE INC.
Special Meeting of Stockholders
July 9, 2024 at 9:30 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) David Michery and Mary Winter, and either of them, as proxies, each with full power of substitution and revocation, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse hereof, all of the shares of capital stock of MULLEN AUTOMOTIVE INC. that the undersigned is/are entitled to vote at the Special Meeting of Stockholders to be held on July 9, 2024 at 9:30 a.m. Pacific Time, in a virtual meeting format at www.virtualshareholdermeeting.com/MULN2024SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

Continued and to be signed on reverse side